Office Lease Between

E.H. Wheeler Company, LLC

And

AvaSoft, Inc.

This Office Lease is entered into by and between E.H. Wheeler Company, LLC, (hereinafter "Landlord"), and AvaSoft Inc., a California Corporation, (hereinafter "Tenant").

LEASE AGREEMENT

Subject to the terms and conditions set forth herein, Landlord leases to Tenant, and Tenant leases from Landlord, that certain office space located at 2206 Plaza Dr. Suite 100, Rocklin, CA 95765. The office suite is marked on the attached Building Diagram and incorporated herein by reference.

TERM

Section 1.01. The Term of this Lease is for a period of thirty-seven (37) months, commencing on the substantial completion of the conference room as agreed to by the parties ("Commencement Date") and ending on the last day of the thirty-seventh (37th) month thereafter, unless terminated sooner as provided in this Lease.

Section 1.02. Option to Extend Term. Tenant shall have the option to renew its Lease for one (1) additional term of three (3) years at the then going market rate for comparable space, provided this Lease is then not in default and provided Tenant provides written notice to Landlord, in the manner herein required for written notice, not later than six (6) months prior to the expiration of the Initial Term of the Lease.

Section 1.03. In the event Tenant exercises any option to extend, the Rent shall be increased to the fair market rental value for similar leaseholds in the immediate area as agreed on by the parties, and if they cannot agree as determined by appraisal from a certified appraiser mutually selected by both parties.

Section 1.04. Tenant will have the right to cancel the lease with 90 days prior written notice. If Tenant exercises its right to cancel, Tenant will pay to Landlord the amount of unamortized commissions, unamortized tenant improvements (for the additional work requested by Tenant) and 6 months current rent.

RENT

Section 2.01. Base Rent. Tenant shall pay Landlord as base rent, to be adjusted as set forth below, for the possession and use of the Premises, the sum of $2.05 cents per rentable square foot per month for a total of $4,958.95 payable in advance for each monthly period and continuing through the Term of this Lease. The first month's rent shall be free. (Rent is calculated as follows: 2419 Rentable Square feet times $2.05 per square foot= 4,958.95)

Rent is payable at the address of Landlord at 330 Arboleda Dr. Los Altos, CA 94024 or to such other address that Landlord may direct with written notice to Tenant. The rentable square foot calculation is based upon a Load Factor of fourteen percent (14%) and while the calculation is approximate, the parties agree hereby to accept this calculation for purposes of this lease and any option which arises herefrom.

Section 2.02. Security Deposit. The deposit shall be $21,964.52, which shall be delivered to the landlord in the form of a check upon execution of the lease.. The security deposit shall be held by Landlord in a segregated interest bearing account and shall be used by Landlord in the event of a default by Tenant, as more fully set forth herein.

Section 2.03. During the Initial Term of this Lease, and each year thereafter, commencing with the thirteenth (13th) full calendar month after Tenant is obligated to pay Rent under this Lease, and at the end of each twelfth (12) month afterwards during the Term hereof, including any extensions, renewals, options (except that any specific increase required to exercise an option shall supersede this clause for that one specific year) or holdovers, the Base Rent for the ensuing twelve (12) month period ("Adjustment Period") shall be an amount equal to the the Minimum Monthly Rent in effect immediately prior to the commencement of the Adjustment Period (without regard to any temporary abatement of rent then or previously in effect pursuant to the provisions of this Lease), increased by Five Cents per foot over the rent of the previous Minimum Monthly Rent. Thus the Base Rent of $2.05 per foot for the first twelve (12) payable months shall increase to $2.10 per foot and then in the third year to $2.15 per square foot.

COMMON AREA MAINTENANCE CHARGES

Section 3.01. During the Lease Term, Tenant shall pay Tenant's pro rata share of any increase in Landlord's Common Area Maintenance (hereinafter "CAM") expense as compared to the Base Year. CAM expenses are defined as all expenses incurred by Landlord during each calendar year for the administration, maintenance and operation of the building, including but not limited to all CAM

utilities, cleaning, landscaping, security, real property taxes, personal property taxes on assets located in the building, parking maintenance, special tax assessments, increases in real property taxes, insurance premiums, repairs and maintenance, and other like charges. Tenant's pro rata share of any CAM increase shall be 24.4% times all CAM expenses incurred by Landlord each year. Within thirty days after each twelve month period, Landlord shall furnish to Tenant a statement showing the total common area costs and Tenant's share of total common area costs for such preceding twelve month period ("Accounting Period"). Payment of such invoice shall be made by Tenant with respect to such Accounting Period, covering the Accounting Period just ended Within 30 days after provision of such invoice for any CAM Expenses in excess of the Base Year Expenses paid by Landlord.

USE OF THE PREMISES

Section 4.01. Use and Restrictions on Use. Tenant shall use the premises for general office purposes only, and for no other use without the prior written approval of Landlord. Tenant shall not use or allow the Premises to be used for a purpose or in a manner that is unlawful, illegal, or likely to cause damage to the Premises, to adjoining property, or in a manner which would constitute a hazard to the public or any adjoining property, or would cause a nuisance to any members of the public or to any other tenant of the Building.

Section 4.02. Smoking. Smoking is not allowed in the building, whether in common areas or private offices, and the entire building is designated "smoke free". Any smoking is only allowed in specially designated areas outside the building.

Section 4.03. Rules and Regulations, Rules and Regulations (Exhibit D to conform with other Tenant Leases in the building) is attached hereto and incorporated herein. Tenant shall specifically be allowed to bring Bicycles within the premises so long as reasonable measures are taken to ensure the cleanliness of the building. Should any rule or regulation set forth in Exhibit D be inappropriate based upon the circumstances then in effect, Landlord will review the challenged rule and consider modification of that rule with respect to the project regulations and the other Tenants within the building.

TENANT IMPROVEMENTS

Section 5.01. Tenant Improvements. Prior to the Commencement Date, Landlord will perform tenant improvements consisting of a glass walled conference room, an office extension to the corner office and the installation of carpet and paint consistent with the Suite 400 offices. Tenant shall approve the Improvement plan prior to the commencement of construction.

UTILITIES

Section 6.01. Utilities and Services.

6.02 Services Provided by Lessor. Lessor shall provide in the Common Areas heating, ventilation, air conditioning, reasonable amounts of electricity for normal lighting,water for reasonable and normal drinking and lavatory and replacement light bulbs and/or fluorescent tubes and ballasts for standard overhead fixtures. Lessor shall also provide janitorial services to the Common Areas five (5) times per week, excluding Building Holidays. Lessor shall not, however, be required to provide janitorial services to the office space included within the Tenant's offices.

6.03 Services Exclusive to Lessee. Lessee shall pay for all water, gas, heat, light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Lessee, together with any taxes thereon.

6.04 Hours of Service. Said services and utilities for the Common Areas shall be, at a minimum, provided during 6:30am and 6:30pm. Utilities and services required at other times shall be subject to advance request and reimbursement by Lessee to Lessor of the cost thereof.

6.05 Excess Usage by Lessee. Lessee shall not make connection to the Common Area utilities except by or through existing outlets and shall not install or use machinery or equipment in or about the Premises that uses excess water, lighting or power, or suffer or permit any act that causes extra burden upon the utilities or services, including but not limited to security and trash services, over standard office usage for the Project. Lessor shall require Lessee to reimburse Lessor for any excess expenses or costs that may arise out of a breach of this subparagraph by Lessee. Lessor may, in its sole discretion, install at Lessee's expense supplemental equipment and/or separate metering applicable to Lessee's excess usage or loading.

6.06 Interruptions. There shall be no abatement of rent and Lessor shall not be liable in any respect whatsoever for the inadequacy, stoppage, interruption or discontinuance of any utility or service due to riot, strike, labor dispute, breakdown, accident, repair or other cause beyond Lessor's reasonable control or in cooperation with governmental request or directions.

6.07 Appliances. All appliances are provided on an "As-Is" basis and other than Factory Warranties shall be serviced by the Tenant and not be the responsibility of the Landlord. Tenant may at its option elect to have Landlord's appliances removed and provide instead its own appliances.

PARKING RIGHTS

Section 7.01. Parking Rights. Tenant is granted a non-exclusive right for the use of Tenant's customers and invitees in the common parking areas which are a part of the office building. Landlord will maintain, in good condition and order, the parking area(s), including the maintenance of ground services, trash and debris removal, directional signs, painting of spaces, and any required artificial lighting. Tenant's use of the parking is based upon their prorata share of the allocated parking to the 2206 Plaza Dr. Building by the Stanford Ranch Business Park.

CLEANING AND JANITORIAL

Section 8.01. Cleaning and Janitorial. Landlord shall provide janitorial and cleaning services for the common areas and common restroom areas of the Building only. Tenant shall arrange for Janitorial for its own offices at its reasonable discretion. See also paragraph 6.02 for further reference to Landlord provided services.

ALTERATIONS BY TENANT

Section 9.01. Alterations. Tenant shall not make any alterations, additions or modifications to the Premises without first obtaining the express written permission of Landlord for same. Prior to and as a condition for obtaining such Landlord permission, Tenant shall submit to Landlord a set of plans setting forth the alterations proposed to be made. Landlord may approve or deny such proposed alterations but Landlord's rejection of Tenant's plans shall not be unreasonable. Any alterations must be permitted and approved by applicable governmental agencies, and shall only be constructed by licensed, insured and bonded contractors.

Section 9.02. Ownership of Improvements. Any improvements, alterations and additions, whether or not deemed fixtures of the premises, shall without compensation to Tenant, at the expiration of the Lease or sooner termination, automatically and without any act of Tenant or any third party become Landlord's property. Cubicles and furniture are the property of Tenant and shall remain the property of Tenants at the conclusion of this lease.

Section 9.03 Standard of Work. All work to be performed by or for Tenant pursuant to the Lease will be performed diligently, in a good and workmanlike manner, and in compliance with all applicable laws, ordinances, regulations, and rules of any public authority having jurisdiction over the Premises.

Section 9.04. Mechanic's Liens. Tenant agrees to keep the Premises free of all liens and claims for labor performed on and material delivered to the Premises. If a lien is placed on the Premises resulting from any such labor or material or construction on or to the Premises resulting from any act of Tenant, Tenant shall cause such lien to be removed, expunged or bonded around within thirty (30) working days following the recordation of such lien. In the event Tenant fails to so remove the lien recorded against the Premises, Landlord may take any action Landlord deems appropriate, including obtaining a bond to remove such lien, and any costs to Landlord in doing same, including any legal costs or attorney's fees incurred, will become additional rent due from Tenant to Landlord.

REPAIRS AND MAINTENANCE.

Section 10.01. (a) Landlord's Obligations. Landlord shall perform all necessary repairs and maintenance on the Building and the leased Premises, and shall maintain same in good condition and working order. However, in the event of any damage or destruction resulting from any intentional or negligent acts of Tenant, Tenant shall reimburse Landlord for all expenses incurred in the repair thereof, within thirty (30) days of Landlord submitting to Tenant a detailed invoice. Landlord shall not enter the leased Premises to make any repairs or to conduct any maintenance without giving Tenant at lease 24 hours notice thereof, except to make emergency repairs.

Section 10.02. (b) Tenant's Obligations. Tenant shall maintain the leased Premises in a good, clean and safe condition, and shall on the expiration of this Lease or sooner termination thereof return the leased Premises in the same condition as received by Tenant on the Commencement Date, reasonable wear and tear excepted.

PERSONAL PROPERTY TAXES.

Section 11.01. Prior to delinquency, Tenant will pay all taxes and assessments levied on trade fixtures, alterations, additions, improvements, inventories, and other personal property located or installed on the Premises by Tenant.

INSURANCE.

Section 12.01. (a) Tenant's Obligations. Tenant will, at Tenant's expense, obtain and keep in force at all times the following insurance:

- Workers' Compensation and Employer's Liability Insurance. Workers' compensation insurance having limits not less than those required by state statute,

and covering all persons employed by Tenant in the conduct of Tenant's operations on the Premises.

- General Liability Insurance. A policy of commercial general liability insurance (occurrence form) having a combined single limit of not less than Two Million Dollars (2,000,000) per occurrence providing coverage for, among other things, blanket contractual liability, premises, products and completed operations.

Section 12.02. (b) Additional Insurance. Landlord may also carry any other insurance that Landlord deems prudent or advisable, including, without limitation, liability insurance in any amounts and on any terms acceptable to Landlord, at Landlord's sole expense.

Section 12.03. (c) General Insurance Provisions:

(i) Insurance Companies. Insurance required to be maintained by Tenant will be written by companies licensed to do business in the State of California.

(ii) Certificates of Insurance. Tenant will deliver to Landlord certificates of insurance for all insurance required to be maintained by Tenant no later than the Commencement Date. Tenant will, at least ten (10) days prior to expiration of the policy, furnish Landlord with certificates of renewal or binders. If Tenant fails to maintain any insurance required in this Lease, Tenant will be liable for all losses and costs resulting from that failure; Landlord will have the right, but not the obligation, to obtain insurance on behalf of Tenant, and Tenant will immediately on demand pay Landlord the premiums on the insurance; and Landlord may declare a default under this Lease.

(iii) Primary Coverage. All insurance to be maintained by Tenant must, except for workers' compensation and employer's liability insurance, be primary, without right of contribution from insurance of Landlord. All general liability policies shall name Landlord as additional insureds. The limits of insurance maintained by Tenant will not limit Tenant's liability under this Lease.

INDEMNIFICATION.

Section 13.01. Indemnification.

Landlord will not be liable for any loss or damage to person or property caused by theft, fire, acts of God, acts of a public enemy, riot, strike, insurrection, war, court order, requisition, or order of government body or authority, unless caused

by the acts of Landlord. Tenant will indemnify and defend Landlord, by counsel acceptable to Landlord, against any liabilities, including reasonable attorney fees and court costs, arising out of or relating to the following:

(i) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises, or from activities of Tenant, Tenant's invitees, or anyone about the Premises, or from any other cause, except to the extent caused by Landlord's negligence or willful misconduct;

(ii) claims for work or labor performed, or for materials or supplies furnished to or at the request of Tenant in connection with performance of any work done for the account of Tenant within the Premises; and

(iii) claims arising from any breach or default on the part of Tenant in the performance of any covenant contained in this Lease. The provisions of this Section will survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to the expiration or termination.

13.02. Landlord will indemnify and defend Tenant, by counsel acceptable to Tenant, against any liabilities, including reasonable attorney fees and court costs, arising out of or relating to the following:

(i) claims of injury to or death of persons or damage to property occurring or resulting directly or indirectly from the use or occupancy of the Premises, or from activities of Landlord, Landlord's invitees,except to the extent caused by Tenant's negligence or willful misconduct;

(ii) claims for work or labor performed, or for materials or supplies furnished to or at the request of Landlord in connection with performance of any work done for the account of landlord within the Premises; and

(iii) claims arising from any breach or default on the part of Landlord in the performance of any covenant contained in this Lease. The provisions of this Section will survive the expiration or termination of this Lease with respect to any claims or liability occurring prior to the expiration or termination.

HAZARDOUS MATERIALS.

Section 14.01. (a) Definitions. As used in this Section, Hazardous Material means any chemical, substance or material, that is or may be hazardous to human health or to the safety of the environment that are now or become in the future listed, defined, or regulated in any manner by any Environmental Law.

Section 14.02. (b) Use of Hazardous Materials. Tenant will not use or allow the use of the Premises in a manner that may cause Hazardous Materials to be released or to become present on, under, or about the Premises or other properties in the vicinity of the Premises.

DAMAGE AND DESTRUCTION.

Section 15.01. Casualty. If the Building or leased Premises are damaged or destroyed by fire or other casualty by any cause other than the fault of Tenant, Landlord at Landlord's expense shall repair such damage, and any rent due for the time Tenant is out of possession of the Premises shall be abated. If the repair of the Building or of the leased Premises cannot be made prior to one hundred eighty (180) days following such damage or destruction, either Landlord or Tenant may terminate this Lease. Landlord shall give to Tenant an estimate of the time it will take to repair the Building or Premises within thirty (30) days following such damage or destruction.

EMINENT DOMAIN.

Section 16.01. (a) Total Condemnation. If all of the Real Property is condemned by eminent domain, inversely condemned, or sold in lieu of condemnation for any public or quasi-public use or purpose, this Lease will terminate as of the date of title vesting in that proceeding and the Rent will be abated from the date of termination.

Section 16.02. (b) Partial Condemnation.
(i) If any portion of the Real Property is condemned by eminent domain, inversely condemned, or sold in lieu of condemnation for any public or quasi-public use or purpose Tenant and the partial condemnation, in Tenant's reasonable opinion renders the Premises unusable for Tenant's business, this Lease will terminate as of the date of title vesting or order of immediate possession in that proceeding and the Rent will be abated to the date of termination.

(ii) If, in Tenant's reasonable opinion, the partial condemnation does not render the Premises unusable for the business of Tenant, Tenant and Landlord shall agree on an abatement in rent in an amount equal to the reduction in leasehold value resulting from such partial condemnation. In the event Tenant and Landlord cannot agree on such a reasonable value, then the Parties shall submit such dispute to the American Arbitration Association, the decision of which shall be binding on the Parties.

Section 16.03. (c) Award. If the Premises are wholly or partially condemned, Landlord will be entitled to the entire award paid for the condemnation, and Tenant waives any claim to any part of the award from Landlord or the condemning authority. However, Tenant will have the right to recover from the condemning authority any compensation that may be separately awarded to

Tenant in connection with any award allowable to Tenant by law, including but not limited to lost profits, destruction of the Improvements, relocation, loss in value of leasehold interests, costs in removing Tenant's Improvements, merchandise, furniture, fixtures, leasehold improvements, and equipment to a new location.

DEFAULT.

Section 17.01. (a) Events of Default. The occurrence of any of the following events will, at Landlord's option, constitute an event of default (Event of Default):

(i) In the event Rent is late as defined hereunder, failure to pay Rent within Fifteen (15) days following written demand to pay Rent by Landlord;

(ii) abandonment of the Premises for a period of thirty (30) consecutive days;

(iii) failure to perform Tenant's covenants under this Lease (except default in the payment of Rent); provided that if this default is susceptible of cure and Tenant has promptly commenced the cure of this default and is diligently prosecuting the cure to completion, then the default must remain uncured for thirty (30) days after written notice from Landlord;

(iv) the making of a general assignment by Tenant for the benefit of creditors, the filing of a voluntary petition by Tenant, or the filing of an involuntary petition by any of Tenant's creditors seeking the rehabilitation, liquidation, or reorganization of Tenant under any law relating to bankruptcy, insolvency, or other relief of debtors and, in the case of an involuntary action, the failure to remove or discharge the petition within sixty (60) days of the filing.

Section 17.02. (b) Remedies. In the event of any default by Tenant under this Lease, Landlord shall have the following remedies:

(i) Termination. In the event of the occurrence of any Event of Default, Landlord will have the right to give a written termination notice to Tenant and, on the date specified in that notice, this Lease will terminate unless on or before that date all arrears of Rent and all other sums payable by Tenant under this Lease and all costs and expenses incurred by or on behalf of Landlord have been paid by Tenant and all other Events of Default at the time existing have been fully cured to the satisfaction of Landlord.

(ii) Repossession. Following termination, without prejudice to other remedies Landlord may have, Landlord may (A) peaceably re-enter the Premises on voluntary surrender by Tenant; (B) remove Tenant and any other persons occupying the Premises, using any legal proceedings that may be available; (C) repossess the Premises or relet the Premises or any part of them for any term (which may be for a term extending beyond the Term), at any rental and on any

other terms and conditions that Landlord in Landlord's sole but reasonable discretion may determine, with the right to make reasonable alterations and repairs to the Premises; and (D) remove all personal property.

(iii) Unpaid Rent. Landlord will have all the rights and remedies of a landlord provided by applicable law, including the right to recover from Tenant (A) the worth, at the time of award of the unpaid Rent that had been earned at the time of termination; (B) the worth, at the time of award, of the amount by which the unpaid Rent that would have been earned after the date of termination until the time of award exceeds the amount of loss of rent that Tenant proves could have been reasonably avoided; (C) the worth, at the time of award, of the amount by which the unpaid Rent for the balance of the Term after the time of award exceeds the amount of the loss of rent that Tenant proves could have been reasonably avoided; and (D) any other amount, and court costs, necessary to compensate Landlord for all detriment proximately caused by Tenant's default.

Section 17.03. (c) Continuation. Even though an Event of Default may have occurred, this Lease will continue in effect for so long as Landlord does not terminate Tenant's right to possession. Also, Landlord may enforce all of Landlord's rights and remedies under this Lease, including the right to recover Rent as it becomes due, and Landlord, without terminating this Lease, may, during the period Tenant is in default, enter the Premises and relet them, or any portion of them, to third parties for Tenant's account. Tenant will be liable to Landlord for all costs Landlord incurs in reletting the Premises, including, without limitation, brokers' commissions, expenses of remodeling the Premises, and similar costs. Reletting may be for a period shorter or longer than the remaining Term. Tenant will continue to pay the Rent on the date that it is due. No act by Landlord under this Lease, including acts of maintenance, preservation, or efforts to lease the Premises or the appointment of a receiver on application of Landlord to protect Landlord's interest under this Lease, will terminate this Lease unless Landlord notifies Tenant that Landlord elects to terminate this Lease. In the event that landlord elects to relet the Premises, the rent that Landlord receives from reletting will be applied to pay the following in the order listed:

(i) any indebtedness from Tenant to Landlord other than Base Rent, Real Property Taxes, and other amounts owing to Landlord under this Lease;

(ii) all costs, including maintenance, incurred by Landlord in reletting; and

(iii) Base Rent, Real Property Taxes, and other amounts owing to Landlord under this Lease. After deducting the payments referred to above, any sum remaining from the rental Landlord receives from reletting will be held by Landlord and applied in payment of future Rent as Rent becomes due under this Lease. In no event will Tenant be entitled to any excess rent received by Landlord. So long as this Lease is not terminated, Landlord will have the right to remedy any default of Tenant, to maintain or improve the Premises, to cause a receiver to be appointed

to administer the Premises and new or existing subleases, and to add to the Rent all of Landlord's reasonable costs in so doing, with interest at the Applicable Interest Rate from the date of the expenditure.

Section 17.04. (d) Cumulative. Each right and remedy of Landlord provided for in this Lease or now or later existing at law, in equity, by statute, or otherwise, will be cumulative and will not preclude Landlord from exercising any other rights or remedies provided for in this Lease or now or later existing at law or in equity, by statute, or otherwise. No payment by Tenant of a lesser amount than the Rent, or any endorsement on any check or letter accompanying any check or payment as Rent, will be deemed an accord and satisfaction of full payment of Rent. However, Landlord may accept this payment without prejudice to Landlord's right to recover the balance of Rent or to pursue other remedies.

ASSIGNMENT AND SUBLETTING.

Section 18.01. Prohibition. Tenant may ~~not~~ assign or sublet, whether voluntarily or involuntarily or by operation of law, the Premises or any part of the Premises, subject to Landlord's written consent, which consent shall not be unreasonably withheld. As a specific example of reasonable withholding of consent, Landlord may object upon the basis of the credit worthiness of the sub tenant

ESTOPPEL CERTIFICATES.

Section 19.01. Estoppel Certificates. Within ten (10) days after request by Landlord or Tenant, Landlord or Tenant, as the case will be, will deliver an estoppel certificate duly executed (and acknowledged, if required by any lender), to any proposed mortgagee, or purchaser. Tenant's failure to deliver this statement in that time period will be an Event of Default under this Lease and it will be conclusive on Landlord or Tenant that:

(i) this Lease is in full force and effect, without modification except as may be represented by Landlord or Tenant;

(ii) except for the failure to provide an estoppel certificate, there are no uncured defaults in Landlord's or Tenant's performance; and

(iii) no rent payments are in arrears.

SUBORDINATION.

Section 20.01. Subordination to Liens. This Lease is subject and subordinate to the lien of all mortgages and deeds of trust currently affecting the Real Property

or Landlord's interest, without the necessity of Tenant's executing further instruments to effect the subordination.

ENTRY.

Section 21.01. Entry. Landlord reserves the right to enter the Premises upon reasonable notice to Tenant (except in case of an emergency, in which case no notice would be required) to inspect the Premises or the performance by Tenant of the terms and conditions of this Lease, and, during the last six (6) months of the Term, show the Premises to prospective Tenants.

LATE CHARGES AND INTEREST.

Section 22.01. Late Charges. The late payment of any Rent will cause Landlord to incur additional costs, including administration and collection costs, processing and accounting expenses, and increased debt service. If Landlord has not received any installment of Rent within Fifteen (15) days after that amount is due, Tenant must pay five percent (5%) of the delinquent amount, which is agreed to represent a reasonable estimate of the cost incurred by Landlord.

ENTIRE AGREEMENT.

Section 23.01. Entire Agreement. This Lease sets forth all the agreements between Landlord and Tenant concerning the Premises, and there are no other agreements, either oral or written, other than as set forth in this Lease.

ATTORNEY FEES.

Section 24.01. Attorney's Fees. In any action that either party brings to enforce its rights under this Lease, the prevailing party shall be entitled to all of its costs plus reasonable attorney fees to be fixed by the court or arbitrator in the case of arbitration. Those costs and attorney fees will be considered a part of the judgment in that action.

SEVERABLE.

Section 25.01. Severable. If any provision of this Lease or the application of any provision is held by a court of competent jurisdiction to be invalid, void, or unenforceable to any extent, the remaining provisions of this Lease and the application of it will remain in full force and will not be affected, impaired, or invalidated.

GOVERNING LAW.

Section 26.01. Governing Law. This Lease will be construed and enforced in accordance with the laws of the state of California.

ARBITRATION.

Section 27.01. Arbitration. The parties hereto, on behalf of themselves and their respective officers, directors, employees, agents, successors and assigns, hereby agree that if they cannot resolve any dispute or claim relating to, or arising out of, this Agreement (including but not limited to any dispute as to whether a particular matter must be arbitrated or any claim that a party was fraudulently induced into entering into this Agreement or any part of this Agreement), the dispute or claim shall be decided solely and exclusively by final and binding arbitration. The location of the arbitration shall be in California. The arbitration shall be in lieu of litigation in state or federal courts and in lieu of trial by judge or jury and shall instead be conducted by a J.A.M.S/ENDISPUTE panel. Judgment upon any award rendered by the arbitrator(s) may be entered in any court having jurisdiction and the parties shall be entitled to use the courts to enforce the award.

SUCCESSORS AND ASSIGNS.

Section 28.01. Successors. This Lease will be binding on and inure to the benefit of the successors and assigns of Landlord and Tenant, their heirs and court appointed representative.

SIGNS.

Section 29.01. Sign Criteria. All signs and graphics of every kind visible from public view, corridors, or the exterior of the Real Property will be subject to Landlord's prior written approval, and will be subject to any applicable Rules and Regulation as set forth in paragraph 4.03 above, governmental laws, and ordinances.

NO WAIVER.

Section 30.01. No Waiver. No waiver of any default or breach under this Lease will be implied from any omission to take action on account of this Lease, regardless of any custom and practice or course of dealing. No waiver will affect any default other than the default specified in the waiver, and then the waiver will be operative only for the time and to the extent stated in the Lease. Waivers of any covenant will not be construed as a waiver of any subsequent breach of the same covenant. No waiver by either party of any provision under this Lease will be effective unless in writing and signed by that party.

NOTICES.

Section 31.01. Notices. All notices to be given under this Lease will be in writing and mailed, postage prepaid, by certified or registered mail, return receipt requested, or delivered by personal or courier delivery, or sent by telecopy (immediately followed by one of the preceding methods), to Landlord's Address and Tenant's Address, or to any other place that Landlord or Tenant may designate in a written notice given to the other party. Notices will be deemed served on the earlier of receipt or five (5) business days after the date of mailing. Notices to Landlord shall be sent to Randy Wheeler at Bishop Ranch 8, Suite 340 San Ramon, Ca 94583. Notices before commencement of the occupancy to Tenant shall be sent to

AvaSoft Inc, a California Corporation
James R. Wheeler CEO
P.O. Box 177
Rocklin, CA 95677

Following occupation by Tenant, notices to the Tenant shall be to:

Avasoft Inc, a California Corporation
James R. Wheeler CEO
2206 Plaza Dr. Suite 100
Rocklin, CA 95677

AUTHORIZATION.

Section 32.01. Authorization. Each individual executing this Lease on behalf of Landlord and Tenant represents and warrants that she or he is duly authorized to execute and deliver this Lease on behalf of Landlord and Tenant and that the execution is binding upon Landlord and Tenant.

SURRENDER.

Section 33.01. Surrender. Upon the termination of this Lease or Tenant's right to possession of the Premises, Tenant will surrender the Premises to Landlord.

COMMISSIONS.

Section 33.02. Commissions. Landlord shall pay to agents a commission as follows: ($9,143.82 split equally between the agents + $2,419, procuring bonus to Tenant's agent for a total of $11,562.82. One Half of the commission shall be paid upon execution of the lease and the balance upon occupancy by Tenant.

Dated:

[signature]
____
E.H. Wheeler Company, LLC
By Randy Wheeler its President

Dated:

[signature]
____
Avasoft Inc, a California Corporation
By: James R. Wheeler CEO

And by Avasoft Inc, a California Corporation
By: ____________________, its CFO

EXHIBIT D

RULES AND REGULATIONS

1. Lessor shall have the right to control and operate the public portions of the Building and the public facilities, as well as facilities furnished for the common use of the tenants, in such manner as it deems best for the benefit of the tenants generally. No tenant shall invite to the demised Premises, or permit the visit of, persons in such numbers or under such conditions as to interfere with the use and enjoyment of the entrances, corridors, elevators and facilities of the Building by other lessees.

2. For any common entrances into the Building, Lessor reserves the right to close and keep locked all entrance and exit doors of the Building outside of normal business hours as Lessor may deem to be advisable for the protection of the property. Lessor assumes no responsibility and shall not be liable for any damage resulting from entrance by unauthorized person to the Building.

3. Lessor reserves the right to exclude or expel from the Building or in regard to any such pass or identification, or from the admission of any unauthorized person to the Building, or any person who, in the judgment of Lessor, is intoxicated or under the influence of liquor or drugs, or who shall in any manner do any act in violation of any of the Rules and Regulations of the Building or in violation of any law, order, ordinance, or governmental regulation.

4. The entries, corridors, stairways and elevators shall not be obstructed by any lessee, or used for any other purpose than ingress or egress to and from its respective offices. Lessee shall not bring into or keep within the Building any animal or vehicle.

5. Freight, furniture, business equipment, merchandise and bulky matter of any description ordinarily shall be delivered to and removed from the demised Premises only in the designated the service entrances and corridors, but special arrangements will be made for moving large quantities or heavy items of equipment and supplies into or out of the Building.

6. All entrance doors in the demised Premises shall be left locked when the demised Premises are not in use.

7. Lessee shall not attach or permit to be attached additional locks or similar devices to any door, transom or window of the demised Premises: change existing locks or the mechanism thereof; or make or permit to be made any keys for any door thereof other than those provided by Lessor. (If more than two keys for one lock are desired, Lessor will provide them upon payment therefor by Lessee).

8. Canvassing, soliciting or peddling in the Building is prohibited and each lessee shall cooperate to prevent the same.

9. Lessee shall not advertise the business, profession or activities of Lessee in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto or use the name of the Building for any purpose other than the business address of the Lessee.

10. The drinking fountains, lavatories, water closets and urinals shall not be used for any purpose other than those for which they were installed.

11. No awnings or other projections over or around the windows or entrances of the demised Premises shall be installed by any lessee. Lessee shall not change the draperies or the color of induction unit enclosures in any manner which will alter the Building's appearance from the outside of the Building.

12. Rooms or other areas used in common by lessees shall be subject to such regulations.

13. Lessor is not responsible to any lessee for the non-observance or violation of the Rules and Regulations by any other lessee.

14. Lessor reserves the right by written notice to Lessee, to rescind, alter to waive any rule or regulation at any time prescribed for the Building when, in Lessor's reasonable judgment, it is necessary, desirable or proper for the best interest of the Building and its lessees.

15. The Lessee shall not exhibit, sell or offer for sale on the demised Premises or in the Building any article or thing except those articles and things essentially connected with the stated use of the demised Premises by the Lessee without the advance consent of the Lessor.

16. The Lessee shall never use any picture or likeness of the Building in any circulars, notices, advertisements or correspondence without the Lessor's consent.

17. The Lessee shall cooperate fully with the Lessor to assure the effective operation of the Building's air conditioning system. If Lessee shall so use the demised Premises that noxious or objectionable fumes, vapors and odors exist beyond the extent to which they are discharged or eliminated by means of the flues and other devices contemplated by the various plans, specifications and leases, then Lessee shall provide proper ventilating equipment for the discharge of such excess fumes, vapors and odors so that they shall not enter into the air conditioning system or be discharged into other vents or flues of the Building or annoy any of the lessees of the Building or adjacent properties. The design, location and installation of such equipment shall be subject to Lessor's approval.

18. All loading and unloading of merchandise, supplies, materials, garbage and refuse shall be made only through such entryways and elevators and at such times as the Lessor shall designate. In its use of the loading areas in the basement, the Lessee shall not obstruct or permit the obstruction of said loading area and at no time shall park or allow its officers, agents or employees to park vehicles therein except for loading or unloading.

19. There shall not be used or kept anywhere in the Building by any lessee or persons or firms visiting or transacting business with a lessee any hand trucks, except those equipped with rubber tires and side guards, or other vehicles of any kind.

20. The Lessee shall not contract for any work or service which might involve the employment of labor incompatible with the Building employees or employees of contractors doing work or performing services by or on behalf of the Lessor.

21. No curtains, blinds, shades or screens shall be attached to or hung in, or used in connection with any window or door of the demised Premises without the prior written consent of the Lessor.

22. No sign, advertisement notice or other lettering shall be exhibited, inscribed, painted or affixed by Lessee on any part of the outside or inside of the demised Premises or of the Building, without the prior written consent of Lessor. In the event of any violation of the foregoing by Lessee, Lessor may remove same without any liability, and may charge the expense incurred by such removal to Lessee. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for Lessee by Lessor at the expense of Lessee, and shall be of a quality, quantity, type, design, color, size, style, composition, material, location and general appearance acceptable to Lessor.

23. The sashes, sash doors, skylights, windows and doors that reflect or admit light or air into the halls, passageways or other public places in the Building shall not be covered or obstructed by Lessee, nor shall any bottles, parcels, or other articles be placed on the window sills, or in the public portions of the Building.

24. Lessee shall not mark, paint, drill into or in any way deface any part of the demised Premises or the Building. No boring, cutting or stringing of wires shall be permitted, except with the prior written consent of Lessor, and as Lessor may direct.

25. No animal or bird of any kind shall be brought into or kept in or about the demised Premises or the Building, excepting at domestic dog(s) owned by employees of Lessee, provided such dog(s) is trained and do not create a nuisance. Lessee shall be required to clean up after the dog. If dog(s) become a nuisance to Landlord or other tenants, then Landlord shall have the right to rescind the right to have dog(s) on the Premises.

26. Neither Lessee nor any of Lessee's agents, servants, employees, contractors, visitors or licensees shall at any time bring or keep upon the demised Premises any inflammable, combustible or explosive fluid, chemical or substance.

27. No additional locks, bolts or mail slots of any kind shall be placed upon any of the doors or windows by Lessee, nor shall any change be made in existing locks or the mechanism thereof. Lessee must, upon the termination of the tenancy, restore to Lessor all keys of stores, offices and toilet rooms, either furnished to, or otherwise procured by Lessee, and in the event of the loss of any keys so furnished, Lessee shall pay to Lessor the cost thereof.

28. Lessor shall have the right to prohibit any advertising referring to the Building which, in Lessor's reasonable opinion, tends to impair the reputation of the Building or its desirability as a first-class building for offices, and upon notice from Lessor, Lessee shall refrain from or discontinue such advertising.

29. Lessee's contractors shall, while in the Building or elsewhere in the complex of which the Building forms a part, be subject to and under the control and direction of the Superintendent of the Building (but not as agent or servant of said Superintendent or of Lessor).

30. If the demised Premises is or becomes infested with vermin as a result of the use or any misuse or neglect of the demised Premises by Lessee, its agents, servants, employees, contractors, visitors or licensees, Lessee shall forthwith at Lessee's expense cause the same to be exterminated from time to time to the satisfaction of Lessor and shall employ such licensed exterminators as shall be approved in writing in advance by Lessor.

31. The requirements of Lessee will be attended to only upon application at the office of the Building. Building personnel shall not perform any work or do anything outside of their regular duties, unless under special instructions from the office of Lessor.

32. No water cooler, air conditioning unit or system or other apparatus shall be installed or used by Lessee without the written consent of Lessor.

33. Lessee shall install and maintain, at Lessee's sole cost and expense, an adequate visibly marked (at all times properly operational) fire extinguisher next to any duplicating or photocopying machine or similar heat producing equipment, which may or may not contain combustible material, in the demised Premises.

34. Lessee shall not use the name of the Building for any purpose other than as the address of the business to be conducted by Lessee in the demised Premises, nor shall Lessee use any picture of the Building in its advertising, stationery or in any other manner without the prior written permission of Lessor. Lessor expressly reserves the right at any time to change said name without in any manner being liable to Lessee therefor.

INITIAL



INITIAL


Approved
1-13-06